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                                                                    EXHIBIT 23.5


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of IDMedical.com, Inc. on Form S-8 of our report dated March 16, 2001, relating to the financial statements of IDMedical.com, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Cordovano and Harvey, P.C.
Cordovano and Harvey, P.C.
Denver, Colorado
March 7, 2002